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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                        State or
                                                       Country of         Names Under Which Company
            Name(a)                                   Incorporation       or Subsidiaries Do Business
            -------                                   -------------       ---------------------------

PACCAR of Canada Ltd.                                  Canada             PACCAR of Canada Ltd.
                                                                          Canadian Kenworth Co.
                                                                          Peterbilt of Canada
                                                                          PACCAR Parts of Canada

PACCAR Australia Pty. Ltd.                             Australia          PACCAR Australia Pty. Ltd.
                                                                          Kenworth Trucks
                                                                          DAF Trucks
PACCAR Financial Pty. Ltd.                             Australia          PACCAR Financial Pty. Ltd.

PACCAR U.K. Ltd.                                       Delaware           PACCAR U.K. Ltd.
                                                                          Foden Trucks

PACCAR Mexico, S.A. de C.V.                            Mexico             PACCAR Mexico, S.A. de C.V.
                                                                          KENFABRICA, S.A. de C.V.
                                                                          KENCOM, S.A. de C.V.
                                                                          Kenworth Mexicana S.A. de C.V.
                                                                          PACCAR Parts Mexico S.A. de C.V.
                                                                          PACCAR Capital Mexico S.A. de C.V.
                                                                          Paclease Mexicana S.A. de C.V.

PACCAR Financial Corp.                                 Washington         PACCAR Financial Corp.
PACCAR Financial Services Ltd.                         Canada             PACCAR Financial Services Ltd.
PACCAR Leasing Corporation                             Delaware           PACCAR Leasing Corporation
                                                                          PacLease

PACCAR Sales North America, Inc.                       Delaware           PACCAR Sales North America
PACCAR Holding B.V.(b)                                 Netherlands        PACCAR Holding B.V.
DAF Trucks, N.V.(c)                                    Netherlands        DAF Trucks, N.V.
                                                                          Leyland DAF

DAF Trucks Vlaanderen N.V.(d)                          Belgium            DAF Trucks Vlaanderen N.V.
Leyland DAF Trucks Ltd.(d)                             United
                                                       Kingdom            Leyland DAF Trucks Ltd.

Leyland Trucks Limited(e)                              England            Leyland Trucks Limited
                                                       and Wales
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(a)  The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.
(b)  A wholly owned subsidiary of PACCAR Sales North America, Inc.
(c)  A wholly owned subsidiary of PACCAR Holding B.V.
(d)  A wholly owned subsidiary of DAF Trucks, N.V.
(e)  A subsidiary of Kepacourt Limited, an England and Wales corporation which is a subsidiary of PACCAR Trucks U.K. Ltd., an England and Wales corporation which is a subsidiary of PACCAR Holding B.V.